EXHIBIT 10.30

SPX CORPORATION
1997 NON-EMPLOYEE DIRECTORS’
COMPENSATION PLAN

Table of Contents

SECTION 1.	ESTABLISHMENT, PURPOSES AND RESTATEMENT DATE OF PLAN	1
1.1	Establishment	1
1.2	Purposes	1
1.3	Restatement Date	1

SECTION 2.	DEFINITIONS	2

SECTION 3.	ELIGIBILITY	4

SECTION 4.	SHARES OF COMMON STOCK AVAILABLE	5
4.1	Number	5
4.2	Unused Stock	5
4.3	Adjustment in Capitalization	5

SECTION 5.	DEFERRED ACCOUNT	6
5.1	Deferred Account	6
5.2	Conversion of Retirement Plan Benefit	6
5.3	Investment of Account	6
5.4	Dividends	6
5.5	Nontransferability	7

SECTION 6.	DISTRIBUTION OF ACCOUNT	8
6.1	Cessation of Directorship; Attainment of Age 70	8
6.2	Death	8

SECTION 7.	DIRECTOR OPTIONS	9
7.1	Grant and Eligibility	9
7.2	Director Option Agreement	9
7.3	Tax Status	9
7.4	Director Option Price and Payment	9
7.5	Vesting and Duration of Director Options	9

SECTION 8.	CASH PAYMENT	10
8.1	EVA Amounts	10
8.2	Director Fee Amounts	10

SECTION 9.	EFFECT OF CHANGE IN CONTROL	12

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9.1	Change in Control	12
9.1A	409A Change in Control	13
9.2	Effect of Change in Control	14

SECTION 10.	AMENDMENT AND TERMINATION	15

SECTION 11.	MISCELLANEOUS	16
11.1	Rights of Directors	16
11.2	Funding Not Required	16
11.3	Indemnification	16
11.4	Requirements of Law	16
11.5	Governing Law	17
11.6	Administration	17
11.7	Tax Withholding	17
11.8	Construction	17

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SECTION 1.  ESTABLISHMENT, PURPOSES AND RESTATEMENT DATE OF PLAN

1.1                                 Establishment.  SPX Corporation, a Delaware corporation, established the “SPX CORPORATION 1997 NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN” (the “Plan”) effective as of February 26, 1997.

1.2                                 Purposes.  In conjunction with the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan, the purpose of the Plan is to advance the interests of the Company and its shareholders by providing a compensation program for Non-Employee Directors.  By thus compensating Non-Employee Directors, the Company seeks to attract, retain, compensate and motivate those highly competent individuals whose judgment, initiative, leadership, and efforts are important to the continued success of the Company.

1.3                                 Restatement Date.  The Plan is hereby amended and restated effective as of December 17, 2008.

SECTION 2.  DEFINITIONS

As used herein, the following terms shall have the meanings hereinafter set forth:

(a)                                  “Annual Meeting” means the annual meeting of the shareholders of the Company.

(b)                                 “Cash Payment” means the (i) cash amount payable to a Non-Employee Director pursuant to Section 8 below and (ii) effective for calendar years after December 31, 2008, any lead director fee payments that a Non-Employee Director may otherwise be entitled to.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.  References to any Section of the Code shall include any successor provision thereto and applicable regulations or guidance thereunder.

(e)                                  “Common Stock” or “Share” means the common stock, par value $10.00 per share, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of subsection 4.3.

(f)                                    “Company” means SPX Corporation, a Delaware corporation.

(g)                                 “Deferred Mutual Fund Unit” means the equivalent of one share of a respective mutual fund or other security designated by the Board for purposes of measuring the value of an Account established pursuant to Section 5 of the Plan.

(h)                                 “Director Options” means options granted hereunder to Non-Employee Directors.

(i)                                     “Dividend Date” means with respect to the mutual fund or other securities underlying a Deferred Mutual Fund Unit, the payment date of any dividend declared on such mutual fund or securities.

(j)                                     “Establishment Date” means February 26, 1997, the date on which the Plan was approved by the Board, and which Plan was approved by the Company’s shareholders at the 1997 Annual Meeting.

(k)                                  “EVA Plan” means the SPX Corporation EVA Incentive Compensation Plan.

(l)                                     “EVA Plan Bonus Multiple” means, as to any calendar year, the aggregate amount of the Declared Bonuses (as such term is defined in the EVA Plan) for the Company’s chief executive officer with respect to the calendar year, divided by the Target Bonus (as such term is defined in the EVA Plan) amount of the chief executive officer for the calendar year.

(m)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended.  References to any Section of the Exchange Act shall include any successor provision thereto and applicable regulations or guidance thereunder.

(n)                                 “Fair Market Value” means, as to any date, the closing price of a share of Common Stock as reported in the “NYSE-Composite Transactions” section of the Midwest Edition of The Wall Street Journal for such date or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted.

(o)                                 “Grant Date” means, with respect to each individual who is a Non-Employee Director on or after the Establishment Date, each of the Establishment Date, January 15, 1998, and January 15, 1999, and such other dates thereafter as the Board may establish.  With respect to any individual who first becomes a Non-Employee Director after the Establishment Date and prior to January 15, 1999, the date the individual first becomes a Non-Employee Director shall also be a Grant Date.

(p)                                 “Non-Employee Director” means any person who is a member of the Board and who is not, as of the date of an award under the Plan, an employee of the Company or any of its subsidiaries.

(q)                                 “Retirement Plan” means the SPX Corporation Directors’ Retirement Plan.

(r)                                    “Retirement Plan Conversion Date” means the date of the 1997 Annual Meeting.

SECTION 3.  ELIGIBILITY

Each Non-Employee Director as of the Establishment Date and each person who becomes a Non-Employee Director after the Establishment Date shall be eligible to participate in the Plan.

SECTION 4.  SHARES OF COMMON STOCK AVAILABLE

4.1                                 Number.  The total number of shares of Common Stock of the Company subject to issuance under the Plan, and subject to adjustment upon occurrence of any of the events indicated in subsection 4.3, may not exceed 75,000. The Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose.

4.2                                 Unused Stock.  In the event any shares of Common Stock that are subject to a Director Option which, for any reason, expires, terminates or is canceled as to such shares, such shares again shall become available for issuance under the Plan.

4.3                                 Adjustment in Capitalization.  In the event of any change in the outstanding shares of Common Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to Director Options to be granted or outstanding pursuant to Section 7 hereof, and/or the stated option price, shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

SECTION 5.  DEFERRED ACCOUNT

5.1                                 Deferred Account.  The Company shall establish a deferred account (an “Account”) for each current Non-Employee Director whose benefit under the Retirement Plan is converted pursuant to subsection 5.2 below and for any other Non-Employee Director who makes an election to defer Cash Payments in accordance with Section 8 hereof.  The Account may be further sub-divided by the Company in order to reflect Account amounts that are exempt from Code Section 409A and Account amounts that are subject to Code Section 409A.  Distributions equal to the balance credited to the Non-Employee Director’s Account shall be made in cash in accordance with Sections 6 or 9 hereof.  The balance of the Account is dependent on the value per share of the mutual fund shares or other securities underlying the Deferred Mutual Fund Units on the date of distribution, and is therefore subject to market fluctuations in value until such distribution.

5.2                                 Conversion of Retirement Plan Benefit.  On the Retirement Plan Conversion Date, the accrued benefit of each current Non-Employee Director under the Retirement Plan shall be converted into Deferred Mutual Fund Units in an amount equal to 115% of the present value of such Non-Employee Director’s accrued benefit under the Retirement Plan, valued as of January 1, 1997.  Prior to the Retirement Plan Conversion Date, each Non-Employee Director shall make an election with respect to the conversion of such Non-Employee Director’s vested benefit among the respective Deferred Mutual Fund Units.  Such conversion shall be effective as of the Retirement Plan Conversion Date and will take place based on the value of the mutual fund shares or other securities underlying such Deferred Mutual Fund Units on such date.

5.3                                 Investment of Account.  A Non-Employee Director may elect to change the mix of the Deferred Mutual Fund Units credited to the Non-Employee Director’s Account in accordance with the administrative procedures and rules set by the Board or Company from time to time.  Such conversion shall be effective as of the applicable date determined according to such procedures and will take place based on the value of the mutual fund shares or other securities underlying the Deferred Mutual Fund Units on such date.

5.4                                 Dividends.  At any time a balance of Deferred Mutual Fund Units is maintained in an Account, there shall be credited to the Account additional Deferred Mutual Fund Units on each Dividend Date.  Such additional number of Deferred Mutual Fund Units shall be determined by reference to the number of mutual fund shares or other securities that would be issued by the mutual fund or the issuer of the other securities with respect to the reinvestment of such dividend.  In the absence of such reinvestment, the number of such additional Deferred Mutual Fund Units shall be determined by (i) multiplying the total number of Deferred Mutual Fund Units (including fractional Deferred Mutual Fund Units) credited to the Account immediately prior to the Dividend Date by the amount of the dividend per share of the underlying mutual fund or other security and (ii) dividing the product by the Fair Market Value per share as of such Dividend

Date.  Additional Deferred Mutual Fund Units shall be similarly credited on each Dividend Date on which a balance of Deferred Mutual Fund Units is maintained in the Account.

5.5                                 Nontransferability.  No Deferred Mutual Fund Units shall be pledged, hypothecated or transferred by a Non-Employee Director other than by will or the laws of descent and distribution.  No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

SECTION 6.  DISTRIBUTION OF ACCOUNT

6.1                                 Cessation of Directorship; Attainment of Age 70.  Upon the first to occur of the date a Non-Employee Director attains age 70 or the date the Non-Employee Director ceases to be a director of the Company for any reason other than death, the balance of such Non-Employee Director’s Account that is exempt from Code Section 409A shall be paid in a lump sum to the Non-Employee Director within ninety (90) days after such date, but in no event later than the December 31st of the calendar year in which such date occurs.  Upon the first to occur of the date a Non-Employee Director attains age 70 or the date the Non-Employee Director ceases to be a director of the Company for any reason other than death, the balance of such Non-Employee Director’s Account that is subject to Code Section 409A shall be paid in a lump sum to the Non-Employee Director on or as soon as administratively possible after such date, but no later than sixty (60) days after such date.

6.2                                 Death.  In the event of the death of a Non-Employee Director while a director of the Company, the entire value of the Deferred Mutual Fund Units credited to his or her Account, within sixty (60) days of the date of the Non-Employee Director’s death, shall be paid in cash in a lump sum to such surviving beneficiary or beneficiaries as such Non-Employee Director may have designated by notice in writing to the Company or by will, or, if no beneficiaries are so designated, the legal representative of such Non-Employee Director’s estate.

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SECTION 7.  DIRECTOR OPTIONS

7.1                                 Grant and Eligibility.  On each Grant Date, Director Options for the purchase of 1,500 shares of Common Stock will be granted to each individual who is a Non-Employee Director.

7.2                                 Director Option Agreement.  Each Director Option shall be evidenced by a Director Option Agreement that shall specify the option price, the duration of the option, the number of shares of Common Stock to which the option pertains, and such other provisions as the Board shall determine.

7.3                                 Tax Status.  Director Options shall be options in the form of nonqualified stock options which are intended not to fall under the provisions of Code Section 422.

7.4                                 Director Option Price and Payment.  The option price of each share of Common Stock subject to a Director Option shall be 100% of the Fair Market Value on the Grant Date.  Director Options shall be exercised by the delivery of a written notice to the Company setting forth the number of shares of Common Stock with respect to which the option is to be exercised, accompanied by full payment for the Shares.  Upon exercise of any Director Option, the option price shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering shares of previously acquired Common Stock having a Fair Market Value at the time of exercise equal to the total option price, or (c) by a combination of (a) and (b).

7.5                                 Vesting and Duration of Director Options.  Each Director Option shall vest and become exercisable in full upon the first to occur of (a) the expiration of six months after the Grant Date, unless prior thereto the Non-Employee Director has ceased to be a director for any reason other than death or disability, (b) the death or disability of the Non-Employee Director, or (c) a Change in Control (as provided in Section 9 hereof).  Once vested, Director Options shall expire upon the first to occur of the date which is (i) three years following termination of the director’s Board membership for any reason other than death, or (ii) one year following the date of the Non-Employee Director’s death; provided, however, in no event may any Director Option be exercised beyond the tenth anniversary of its Grant Date.

SECTION 8.  CASH PAYMENT

8.1                                 EVA Amounts.  With respect to service during each calendar year (or portion thereof) on and after the Establishment Date, but before January 1, 2005, each Non-Employee Director shall be entitled to receive cash payments at an annual rate of $25,500 plus an amount equal to $5,000 multiplied by the EVA Plan Bonus Multiple for the calendar year.  The amount payable to the Non-Employee Director with respect to the EVA Plan Bonus Multiple shall be determined and paid in the same manner as bonuses are determined and paid under the bonus reserve provisions of the EVA Plan, provided, however, that in applying such provisions all personal performance criteria shall be deemed to be fully satisfied and full payment of any amounts credited to the bonus reserve shall be made at the time the Non-Employee Director ceases to be a director of the Company for any reason.  Payment of all or a portion of the Cash Payment provided hereunder otherwise payable to a Non-Employee Director may be deferred as specified by a timely election filed by the Non-Employee Director with the Company; provided, however, that such deferral election must apply to all of the Cash Payment provided hereunder to which a Non-Employee Director may be entitled with respect to a calendar year, to all of such Cash Payment provided hereunder other than the portion determined by reference to the EVA Plan, or to all of the portion determined by reference to the EVA Plan.  An election will be considered timely with respect to 1997 if received prior to the date of the 1997 Annual Meeting and for each calendar year thereafter if received prior to the first day of such calendar year.  The amount of Cash Payment provided hereunder so deferred shall be credited to an Account established pursuant to Section 5 hereof as Deferred Mutual Fund Units as provided in the Non-Employee Director’s deferral election based on the value of the mutual fund shares or other security underlying such Deferred Mutual Fund Units on the date the deferred Cash Payment provided hereunder would otherwise have been made.  Such amounts shall thereafter be subject to the provisions of Sections 5 and 6 hereof relating to the conversion of Deferred Mutual Fund Units, dividends thereon, and distribution thereof.  Nothing herein shall be construed to prevent the amount payable for 2004 to the Non-Employee Director with respect to the EVA Plan Bonus Multiple from being determined and paid in 2005.  Notwithstanding the foregoing, effective as of June 23, 2005, the EVA bonus bank balances of the Non-Employee Directors provided hereunder shall be converted into performance shares under the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan for such Non-Employee Directors, and such EVA bonus bank balances shall be eliminated as of such date.

8.2                                 Director Fee Amounts.  With respect to service during each calendar year (or portion thereof) after December 31, 2004, but before January 1, 2007, each Non-Employee Director shall be entitled to receive a flat fee retainer payment at an annual rate of $60,000 (prorated for partial years of Board membership).  With respect to service during each calendar year (or portion thereof) after December 31, 2006, each Non-Employee Director shall be entitled to receive a flat fee retainer payment at an annual rate of $75,000 (prorated for partial years of Board membership).  Payment of the Cash Payment described under this Plan otherwise payable to a Non-Employee Director may be deferred as specified by a timely election filed by the Non-Employee Director with the Company; provided, however, no deferral will be permitted with respect to any Cash Payment that is made in a calendar year in which the Non-Employee Director is age 70 or older at any point during such year.  Such deferral election shall be made by December 31st of the calendar year preceding the calendar year in which such Cash Payment would otherwise be made, and any such deferral election shall be irrevocable after such December 31st.  The amount of Cash Payment so deferred shall be credited to an Account established pursuant to Section 5 hereof as Deferred Mutual Fund Units as provided in the Non-Employee Director’s deferral election based on the value of the mutual fund shares or other security underlying such Deferred Mutual Fund Units on the date of the deferred Cash Payment would otherwise have been made.  Such amounts shall thereafter be subject to the provisions of Sections 5 and 6 hereof relating to Deferred Mutual Fund Units, dividends thereon, and distribution thereof.

SECTION 9.  EFFECT OF CHANGE IN CONTROL

9.1                                 Change in Control.  For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(a)                                  Any person, entity or group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), excluding, for this purpose, the Company or any subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; and provided further that if the Board of Directors of the Company determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities, then no Change in Control shall be deemed to have occurred; or

(b)                                 During any period of two (2) consecutive years (not including any period prior to the Establishment Date), individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement to effect a transaction described elsewhere in this subsection 9.1) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination of election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c)                                  The shareholders of the Company approve a plan of complete liquidation of the Company, an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets, or a plan of reorganization, merger or consolidation of the Company with any other corporation, except for a reorganization, merger or consolidation in which the security owners of the Company immediately prior to the reorganization, merger or consolidation continue to own at least eighty-five percent (85%) of the voting securities of the new (or continuing) entity immediately after such reorganization, merger or consolidation.

9.1A                       409A Change in Control.  For purposes of this Plan, a “409A Change in Control” means the occurrence of any of the following events:

(a)                                  any person or Group acquires ownership of the Company’s stock that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock, (including an increase in the percentage of stock owned by any person or Group as a result of a transaction in which the Company acquires its stock in exchange for property, provided that the acquisition of additional stock by any person or Group deemed to own more than 50% of the total fair market value or total voting power of the Company’s stock on January 1, 2005, shall not constitute a 409A Change in Control); or

(b)                                 any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) ownership of Company stock possessing 30%  or more of the total voting power of Company stock; or

(c)                                  a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(d)                                 any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) assets from the Company that have a total Gross Fair Market Value equal to 40% or more of the total Gross Fair Market Value of all Company assets immediately prior to such acquisition or acquisitions, provided that there is no 409A Change in Control when the Company’s assets are transferred to:

(1)                                  a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to Company stock;

(2)                                  an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(3)                                  a person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding Company stock; or

(4)                                  an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (3).

For purposes of the above sub-paragraph (d), a person’s status is determined immediately after the transfer of the assets.  For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not a 409A Change in Control.

For purposes of this Section 9.1A, “Gross Fair Market Value” means the value of assets determined without regard to any liabilities associated with such assets.

For purposes of this Section 9.1A, “Group” means persons acting together for the purpose of acquiring Company stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  If a person owns stock in both the Company and another corporation that enter into a merger, consolidation purchase or acquisition of stock, or similar transaction, such person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation.  Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.

9.2                                 Effect of Change in Control.  Notwithstanding any other provision of the Plan, if a Change in Control occurs, then:

(a)                                  the balance of any Account maintained pursuant to Section 5 that is exempt from coverage under Code Section 409A and any bonus reserve amounts not yet paid pursuant to subsection 8.1 hereof shall be paid in cash in a lump sum as promptly as practicable, but not more than thirty (30) days following the date of the Change in Control; and

(b)                                 the balance of any Account maintained pursuant to Section 5 that is subject to Code Section 409A coverage shall be paid in cash in a lump sum on or as promptly as practicable after the date of a 409A Change in Control (which 409A Change in Control may occur concurrently with or after a Change in Control), but no later than thirty (30) days following the date of a 409A Change in Control; and

(c)                                  each Director Option shall become fully vested and exercisable as of the date of the Change in Control.

SECTION 10.  AMENDMENT AND TERMINATION

The Board, or any committee to the extent authorized by the Board, may make such modifications to the Plan as it shall deem advisable, without further approval of the shareholders of the Company, except the Share limitation set forth in Section 4 cannot be increased without approval of the shareholders.  The Plan shall continue in effect without limit unless and until the Board otherwise determines.

To the extent any provision of the Plan or action by the Board or Company would subject any Non-Employee Director to liability for interest or additional taxes under Code Section 409A, or make any Account amounts deferred prior to January 1, 2005 (including any gains or losses on such amounts) subject to Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.  It is intended that the Plan will comply with Code Section 409A to the extent applicable, and that Account amounts deferred prior to January 1, 2005 (including any gains or losses on such amounts) be exempt from Code Section 409A coverage, and the Plan shall be interpreted and construed on a basis consistent with such intent.  The Plan may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Code Section 409A and to maintain Code Section 409A exemption for the Account amounts deferred prior to January 1, 2005 (including any gains or losses on such amounts).  For purposes of this Plan with respect to Account amounts subject to Code Section 409A, a Non-Employee Director shall have ceased to be a director of the Company upon a “separation from service” as defined in Code Section 409A.  The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits.

SECTION 11.  MISCELLANEOUS

11.1                           Rights of Directors.  Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to continue to serve as a Non-Employee Director of the Company or otherwise to be retained in the service of the Company.

11.2                           Funding Not Required.  Neither a Non-Employee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of such Non-Employee Director, any Cash Payments entitled to pursuant to Section 8, or any Director Options granted to such Non-Employee Director under the Plan, nor the right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Mutual Fund Units credited to such Account or any granted Director Options, nor the right to receive any distribution under the Plan except as expressly provided herein.  Distributions hereunder shall be made from the general funds of the Company or from a grantor trust established for purposes of assuring that funds will be available to satisfy the obligations of the Company with respect to the Accounts, and the rights of the Director shall be those of an unsecured general creditor of the Company.  Nothing contained in the Plan (or any Plan communication) shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

11.3                           Indemnification.  Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11.4                           Requirements of Law.  The granting of Director Options and the issuance of shares of Common Stock with respect to an option exercise, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

11.5                           Governing Law.  The Plan (including, without limitation, any rules, regulations, determinations or decisions made by the Board or Company relating to the Plan) shall be construed and administered exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

11.6                           Administration.  The Board may establish such rules and regulations with respect to the proper administration of the Plan as it may determine, and may amend or revoke any rule or regulation so established.  This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by a majority of the Board, whose interpretation or determination, when made in good faith, shall be conclusive and binding.  Without limiting the foregoing, the election of any Non-Employee Director to defer cash payments, including Cash Payments made pursuant to Section 8, shall be made and filed in accordance with procedures and forms set by the Board, and the timeliness of such elections shall be determined by the Board.  Any deferral elections shall be made in accordance with the applicable requirements of Code Section 409A.

11.7                           Tax Withholding.  The Company may withhold from the distribution of any payment hereunder the amount necessary to satisfy a Non-Employee Director’s (or beneficiary’s) federal, state and local withholding tax requirements.

11.8                           Construction.  In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all cases where such meanings would be appropriate.  Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

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